Exhibit 99.2

NewAge, Inc. to Participate in the 2022 ICR Conference

DENVER, Colo., January 10, 2022 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based direct-to-consumer (D2C) organic and healthy products company, today announced that its Chief Financial Officer Kevin Manion will participate in the 2022 ICR Conference. The Company’s virtual presentation is scheduled for 11:30 a.m. ET on Tuesday, January 11, 2022.

The presentation can be accessed here and on the Conference Calls page of the Company’s Investor Relations website, https://newage.com/investors.

About NewAge, Inc.

NewAge is a purpose-driven firm dedicated to inspiring the planet to Live Healthy™. Colorado-based NewAge commercializes a portfolio of organic and healthy products worldwide through primarily a direct-to-consumer (D2C) route to market distribution system across more than 50 countries. The company competes in three major category platforms including health and wellness, inner and outer beauty, and nutritional performance and weight management — through a network of exclusive independent Brand Partners, empowered with the leading social selling tools and technology available worldwide. More information on the Company can be found at NewAgeGroup.com.

Contact:

Investors

NewAge, Inc.

Lisa Mueller

VP, Investor Relations

ir@newage.com